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                                                                     EXHIBIT 5.1


                                          October 12, 1994


Board of Directors



America West Airlines, Inc.


4000 East Sky Harbor Boulevard


Phoenix, Arizona 85034



Gentlemen:



     We have acted as counsel for America West Airlines, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-1 No. 33-55689 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering and sale from time to time by certain selling securityholders pursuant to Rule 415 under the Act of (i) $23 million principal amount of senior unsecured notes of the Company to be issued in connection with the Company's plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan of Reorganization") in satisfaction of certain claims against the Company (the "Additional Senior Notes"), and (ii) 125,000 shares of Class B Common Stock of the Company issued as a reorganization success bonus (the "Bonus Stock") approved as a part of the Plan of Reorganization. This opinion is being furnished for filing as Exhibit 5.1 to the Registration Statement. Capitalized terms used but not defined herein shall have the meaning set forth in the Registration Statement.



     In our capacity as counsel for the Company in connection with the registration by the Company and proposed issuance of the securities described herein, we have examined the charter and bylaws of the Company, and have examined the originals, or copies otherwise identified, of corporate records of the Company, as furnished to us by the Company, and such certificates, advices and assurances of public officials and of representatives of the Company, statutes and other instruments and documents as we have deemed appropriate for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.



     We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.



     Based upon our examination as aforesaid, and subject to the assumptions and limitations herein set forth, we are of the opinion that:



          1. Upon the issuance of the Additional Senior Notes pursuant to and in accordance with the amended Plan of Reorganization and the Indenture, the Additional Senior Notes will have been authorized by all necessary corporate action on the part of the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, liquidation, conservatorship, reorganization, moratorium and similar laws now existing or hereafter in effect relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity;



          2. The issuance of the Bonus Stock has been duly authorized by all necessary corporate action on the part of the Company pursuant to and in accordance with the amended Plan of Reorganization and such Bonus Stock constitutes validly issued, fully paid and non-assessable shares of common stock of the Company.



     In rendering the opinions set forth above, we express no opinion as to the adequacy or sufficiency of the consideration paid or to be paid or contributions made or to be made for any of the Additional Senior Notes or the Bonus Stock.



     This opinion is limited in all respects to the corporate law of the State of Delaware and the laws of the State of New York and of the United States of America. To the extent any of such opinions relate to the corporate law of the State of Delaware, we have formed our opinion based solely upon a reading of the Delaware General Corporation Law. We express no opinion with respect to the laws or regulations of other jurisdictions applicable by virtue of conflict of laws or other principles.



     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters."



                                          Very truly yours,



                                          /s/ Andrews & Kurth


1146/1098/2560